                                                                   EXHIBIT 23.4



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-1 of our report dated April 30, 1999, relating to the financial statements of University Netcasting, Inc., which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

San Diego, CA
May 20, 1999